EXHIBIT 99.1

FOR IMMEDIATE RELEASE
August 10, 2005

Huron Consulting Group Reports
Second Quarter 2005 Financial Results

•	Revenues of $50.5 million for Q2 2005 increased 21.7% from $41.5 million in Q2 2004.
•
Earnings for the quarter were 28 cents per diluted share, compared to 32 cents per diluted share in the same period last year, reflecting a 28.6% increase in diluted shares outstanding due to the Company’s initial public offering (IPO).

•	Utilization rate increased to 76.1% during Q2 2005 from 71.8% during the same period last year.

CHICAGO - August 10, 2005 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced its financial results for the second quarter ended June 30, 2005.

Second Quarter Results
Revenues (before reimbursable expenses) of $50.5 million for the second quarter of 2005 increased 21.7% from $41.5 million for the second quarter of 2004. The Company also had one fewer effective business day in the second quarter due to an all-company meeting when compared to the prior year. Revenues for the second quarter of 2004 included a $1.6 million success fee as discussed in more detail below. The Company’s second quarter 2005 operating income was $8.2 million compared to $8.7 million in the second quarter of 2004. Net income attributable to common stockholders was $4.7 million, or $0.28 per diluted share, for the second quarter of 2005 compared to $4.6 million, or $0.32 per diluted share, for the comparable quarter last year. The decrease in earnings per diluted share reflects a 28.6% increase in diluted shares outstanding due to the company’s IPO.

Second quarter 2005 earnings before interest, taxes, depreciation and amortization (“EBITDA”) (6) were $9.6 million, or 19.1% of revenues, compared to $9.2 million, or 22.2% of revenues, in the comparable quarter last year. Adjusted EBITDA (6), which excludes stock-based compensation expense, restructuring and severance charges, for the second quarter of 2005 totaled $11.3 million, or 22.4% of revenues, compared to $9.8 million, or 23.7% of revenues, in the comparable quarter last year.

“Marketplace demand for our services continues to be strong, and this is reflected in our very solid second quarter results,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “The business is doing well across service offerings. The quarter was also successful from a recruiting standpoint as we added managing directors in our Disputes and Investigations, Higher Education, Legal Business Consulting, and Strategic Sourcing practices.”

Both of the Company’s segments - Financial Consulting and Operational Consulting - continued to show strong improvements in revenue growth. In the second quarter, Financial Consulting represented 59.2% of Huron’s revenues, and Operational Consulting represented 40.8%.

On May 9, 2005, Huron acquired Speltz & Weis LLC, a specialized healthcare consulting firm. With the acquisition, Huron can provide full-service offerings to hospitals and other healthcare facilities, including interim management, organizational renewal and turnaround services, and other crisis management services. Revenues recorded for the three months ended June 30, 2005 relating to this acquisition were $3.2 million. The impact of this acquisition on EPS was $0.01 per diluted share for the period, net of amortization of intangible assets, which had an impact of $0.02 per diluted share. Results for Speltz & Weis are included in the Company’s Financial Consulting segment.

Billable consultant headcount totaled 557 at June 30, 2005 compared to 488 at June 30, 2004, while the utilization rate increased to 76.1% during the second quarter of 2005 from 71.8% during the same period last year. Average billing rate per hour increased $6, or 2.4%, to $254 for the second quarter of 2005 from $248 for the second quarter of 2004.

Year-to-Date Results
Revenues (before reimbursable expenses) increased $15.7 million, or 19.2%, to $97.3 million for the six months ended June 30, 2005, from $81.6 million for the same period last year. Net income attributable to common stockholders was $9.5 million, or $0.57 per diluted share, for the six months ended June 30, 2005, compared to net income of $6.7 million, or $0.47 per diluted share, for the comparable period last year.

Year-to-date June 30, 2005, EBITDA (6) was $18.7 million, or 19.2% of revenues, compared to $14.1 million, or 17.2% of revenues, for the same period last year. Adjusted EBITDA (6), which excludes stock-based compensation expense, restructuring and severance charges, for the first six months of 2005 totaled $21.8 million, or 22.4% of revenues, compared to $17.0 million, or 20.9% of revenues, in the same period last year.

Huron’s utilization rate increased to 76.3% during the first six months of 2005 from 72.6% during the same period last year.  Average billing rate per hour increased 5.9% to $252 during the first six months of 2005 from $238 in the same period of 2004.

Impact of 2004 Success Fee
In the three and six months ended June 30, 2004, the Company recorded a success fee of $1.6 million related to the completion of a series of asset sales transactions managed on behalf of a single Financial Consulting segment client over a two-year period, which generated $1.3 million of operating income and had a five cents per diluted share impact for both the quarter and six months. For the three months ended June 30, 2004, this success fee had an approximately two percentage points favorable impact on EBITDA (6) and adjusted
EBITDA (6) as a percentage of revenues. For the six months ended June 30, 2004, the favorable impact was one percentage point. Excluding this success fee, average billing rate per hour would have been $239 and $234 for the three and six months ended June 30, 2004, respectively.

Second Quarter Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The webcast may be accessed at www.huronconsultinggroup.com and will be available for replay for 90 days.

About Huron Consulting Group Inc.
Huron Consulting Group Inc. is the parent company of Huron Consulting Services LLC. Huron helps clients effectively address complex challenges that arise from litigation, disputes, investigations, regulation, financial distress, and other sources of significant conflict or change. We also help clients improve the overall efficiency and effectiveness of their operations, reduce costs, manage regulatory compliance, and maximize procurement efficiency. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s future results are "forward-looking" statements as defined in Section 21 of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,”“should,”“expects,”“plans,”“anticipates,”“believes,”“estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations; that we are able to expand our service offerings through our existing consultants and new hires; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Please see “Risk Factors” in our 2004 annual report on Form 10-K for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Revenues and reimbursable expenses:
Revenues	$50,517	$41,503	$97,277	$81,604
Reimbursable expenses	4,691	3,647	9,061	7,090
Total revenues and reimbursable expenses	55,208	45,150	106,338	88,694
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	27,514	22,549	52,459	47,405
Stock-based compensation	1,240	174	2,239	186
Intangible assets amortization	385	—	385	—
Reimbursable expenses	4,704	3,542	9,091	7,065
Total direct costs and reimbursable expenses	33,843	26,265	64,174	54,656
Operating expenses:
Selling, general and administrative	11,650	9,624	22,962	17,780
Stock-based compensation	456	58	867	60
Depreciation and amortization	1,109	472	1,956	1,075
Restructuring charges	—	—	—	2,139
Total operating expenses	13,215	10,154	25,785	21,054
Operating income	8,150	8,731	16,379	12,984
Other (income) expense:
Interest (income) expense, net	(64)	271	(229)	516
Other (income) expense	—	(1)	(1)	(1)
Total other (income) expense	(64)	270	(230)	515
Income before provision for income taxes	8,214	8,461	16,609	12,469
Provision for income taxes	3,557	3,576	7,125	5,237
Net income	4,657	4,885	9,484	7,232
Accrued dividends on 8% preferred stock	—	285	—	558
Net income attributable to common stockholders	$4,657	$4,600	$9,484	$6,674

Net income attributable to common stockholders per share:
Basic	$0.30	$0.35	$0.61	$0.50
Diluted	$0.28	$0.32	$0.57	$0.47

Weighted average shares used in calculating net income attributable to common stockholders per share:
Basic	15,646	12,050	15,597	12,011
Diluted	16,773	13,044	16,725	13,005

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30, 2005 (Unaudited)	December 31, 2004 (Audited)
Assets
Current assets:
Cash and cash equivalents	$ 15,099	$ 28,092
Receivables from clients, net	25,682	21,750
Unbilled services, net	14,626	10,830
Income tax receivable	803	494
Deferred income taxes	9,664	7,919
Other current assets	3,305	3,053
Total current assets	69,179	72,138
Property and equipment, net	11,413	8,975
Deferred income taxes	2,246	1,450
Deposits	641	656
Intangible assets, net	2,123	—
Goodwill	14,554	—
Total assets	$ 100,156	$ 83,219

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 2,221	$ 2,809
Accrued expenses	3,364	2,384
Accrued payroll and related benefits	18,877	20,494
Income tax payable	230	950
Deferred revenue	4,524	2,603
Current portion of notes payable	1,000	—
Total current liabilities	30,216	29,240
Non-current liabilities:
Accrued expenses	444	598
Deferred lease incentives	4,200	4,148
Notes payable, net of current portion	2,000	—
Total non-current liabilities	6,644	4,746
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 17,122,661 shares issued at June 30, 2005 (unaudited) and 16,364,574 shares issued and outstanding at December 31, 2004	171	164
Treasury stock, 45,450 shares at June 30, 2005, at cost	(750)	—
Additional paid-in capital	73,166	59,608
Deferred stock-based compensation	(20,517)	(12,281)
Retained earnings	11,226	1,742
Total stockholders’ equity	63,296	49,233
Total liabilities and stockholders equity	$ 100,156	$ 83,219

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Operating Results (in thousands):	2005	2004	2005	2004
Revenues and reimbursable expenses:
Financial Consulting	$29,890	$25,442	$54,443	$48,999
Operational Consulting	20,627	16,061	42,834	32,605
Total revenues	50,517	41,503	97,277	81,604
Total reimbursable expenses	4,691	3,647	9,061	7,090
Total revenues and reimbursable expenses	$55,208	$45,150	$106,338	$88,694

Operating income:
Financial Consulting	$12,457	$11,421	$22,444	$19,182
Operational Consulting	7,237	5,521	15,988	11,344
Total segment operating income	$19,694	$16,942	$38,432	$30,526

Other Operating Data:
Number of consultants (at period end) (2):
Financial Consulting	284	276
Operational Consulting	273	212
Total	557	488
Average number of consultants (for the period):
Financial Consulting	270	277	270	281
Operational Consulting	256	202	243	199
Total	526	479	513	480
Utilization rate (3):
Financial Consulting	80.4%	73.4%	77.5%	72.7%
Operational Consulting	71.6%	69.7%	75.0%	72.5%
Total	76.1%	71.8%	76.3%	72.6%
Average billing rate per hour (4):
Financial Consulting (5)	$282	$267	$278	$256
Operational Consulting	$223	$223	$226	$216
Total (5)	$254	$248	$252	$238

(1)
The Company periodically reclassifies certain revenues and expenses among the segments to align them with the changes in the Company’s internal organizational structure. Beginning January 1, 2005, the Forensic Technology and Discovery Services group within the Financial Consulting segment was moved into the Operational Consulting segment to improve marketing synergies with our Legal Business Consulting practice. Previously reported segment information has been revised to reflect this change.

(2)	Consultants consist of our billable professionals, excluding interns and independent contractors.

(3)
We calculate the utilization rate for our consultants by dividing the number of hours all our consultants worked on client assignments during a period by the total available working hours for all of our consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(4)	Average billing rate per hour is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(5)
Included in the three and six months ended June 30, 2004 was a $1.6 million success fee related to the completion of a series of asset sales transactions managed on behalf of a single Financial Consulting segment client over a two-year period. Excluding this success fee, Financial Consulting average billing rate for the three and six months ended June 30, 2004 would have been $250 and $247, respectively. Total average billing rate for the three and six months ended June 30, 2004 would have been $239 and $234, respectively.

HURON CONSULTING GROUP INC.

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST,
TAXES, DEPRECIATION AND AMORTIZATION (6)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Revenues	$50,517	$41,503	$97,277	$81,604

Operating income	$8,150	$8,731	$16,379	$12,984
Add back:
Depreciation and amortization	1,494	472	2,341	1,075
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	9,644	9,203	18,720	14,059
Add back:
Stock-based compensation expense	1,696	232	3,106	246
Restructuring charges	—	—	—	2,139
Severance charges	—	408	—	604
Total adjusted items	1,696	640	3,106	2,989
Adjusted EBITDA (6)	$11,340	$9,843	$21,826	$17,048
Adjusted EBITDA as a percentage of revenues	22.4%	23.7%	22.4%	20.9%

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS TO
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS (6)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net income attributable to common stockholders	$4,657	$4,600	$9,484	$6,674
Diluted earnings per share	$0.28	$0.32	$0.57	$0.47
Add back:
Amortization of intangible assets	477	—	477	—
Total adjusted items (see above)	1,696	640	3,106	2,989
Tax effect	(874)	(257)	(1,440)	(1,202)
Total adjusted items, net of tax	1,299	383	2,143	1,787
Adjusted net income attributable to common stockholders (6)	$5,956	$4,983	$11,627	$8,461
Adjusted diluted earnings per share (6)	$0.36	$0.35	$0.70	$0.59

(6)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted net income attributable to common stockholders, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income attributable to common stockholders and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Additionally, these measures exclude certain items to provide better comparability from period to period. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United State